Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2012 RESULTS

Fourth Quarter Net Income, Excluding Debt Extinguishment Charge, Exceeds Consensus Estimate

Reports First Quarterly Pre-Tax Profit, Excluding Gains or Losses on Extinguishment of Debt, Since the Industry Downturn Began in 2006

RED BANK, NJ, December 13, 2012 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fourth quarter and year ended October 31, 2012.

RESULTS FOR THREE AND TWELVE MONTH PERIODS ENDED OCTOBER 31, 2012:

•
Total revenues were $487.0 million in the fiscal 2012 fourth quarter up 42.6% compared with $341.6 million in the prior year’s fourth quarter.  For all of fiscal 2012, total revenues were $1.5 billion, up 30.9%, compared with $1.1 billion during all of fiscal 2011.

•
The dollar value of net contracts, including unconsolidated joint ventures, for the fourth quarter ended October 31, 2012 increased 46.3% to $513.4 million compared with $350.9 million in the 2011 fourth quarter.  The number of net contracts increased 22.8% to 1,443 homes for the three months ended October 31, 2012 from 1,175 homes in the fourth quarter of the prior year.

•
In all of fiscal 2012, the dollar value of net contracts, including unconsolidated joint ventures, increased 43.9% to $1.9 billion compared with $1.3 billion in all of fiscal 2011 and the number of net contracts increased 30.1% to 5,838 homes compared with 4,488 homes of the previous year.

•
Deliveries, including unconsolidated joint ventures, were 1,750 homes during the fourth quarter of 2012, up 40.6% compared with 1,245 homes in the same period of the prior year.  During the twelve months ended October 31, 2012, deliveries, including unconsolidated joint ventures, were 5,356 homes compared with 4,216 homes during the twelve month period a year ago, an increase of 27.0%.

•
Contract backlog, as of October 31, 2012, including unconsolidated joint ventures, was $742.2 million for 2,145 homes, which was an increase of 34.4% and 29.0%, respectively, compared to October 31, 2011.

•
Homebuilding gross margin percentage, before interest expense included in cost of sales, increased 280 basis points to 18.3% for the fourth quarter ended October 31, 2012, compared to 15.5% in last year’s fourth quarter.  The fourth quarter of fiscal 2012 represented the sixth sequential increase in quarterly gross margin percentage.  During all of 2012, homebuilding gross margin percentage, before interest expense included in cost of sales, was 17.8% compared with 15.6% in same period of the prior year.

•
Total SG&A was $48.7 million, or 10.0% of total revenues, for the three months ended October 31, 2012 compared to $57.8 million, or 16.9% of total revenues, during the same quarter a year ago and $48.1 million, or 12.4% of total revenues, in the third quarter of 2012.  During all of fiscal 2012, total SG&A was $190.3 million, or 12.8% of total revenues, compared with $211.4 million, or 18.6% of total revenues, last year.

•
Consolidated pre-tax land-related charges in the fiscal 2012 fourth quarter were $5.3 million compared with $59.9 million in the prior year’s fourth quarter.  For all of fiscal 2012 consolidated pre-tax land-related charges were $12.5 million compared with $101.7 million during all of 2011.

•
Excluding land-related charges and gains or losses on extinguishment of debt, the pre-tax income in the fiscal 2012 fourth quarter was $8.1 million compared with a pre-tax loss of $45.2 million in the previous year’s fourth quarter.  After $5.3 million in land-related charges, the pre-tax income, excluding gains or losses on extinguishment of debt, was $2.8 million for the fourth quarter of fiscal 2012.  For the twelve months ended October 31, 2012, excluding land-related charges, expenses associated with the debt exchange offer and gains or losses on extinguishment of debt, the pre-tax loss was $55.0 million compared with $194.1 million last year.

•
The pre-tax loss for the fourth quarter ended October 31, 2012, including an $87.0 million loss on extinguishment of debt, was $84.2 million compared with $97.8 million in the 2011 fourth quarter.  For the twelve months ended October 31, 2012, the pre-tax loss, including gains or losses on extinguishment of debt, was $101.2 million compared with $291.6 million for all of the prior year.

•
The net loss was $84.4 million during the fourth quarter of 2012, or $0.59 per common share, compared with a net loss of $98.3 million, or $0.90 per common share, in the 2011 fourth quarter.  For all of fiscal 2012, the net loss was $66.2 million, or $0.52 per common share, compared with a net loss of $286.1 million, or $2.85 per common share, in the prior year.  The net loss in the fiscal 2012 fourth quarter and for the full year included an $87.0 million loss on extinguishment of debt, associated with the 2012 fourth quarter $797 million debt refinancing.

•	The contract cancellation rate, including unconsolidated joint ventures, for the fourth quarter ended October 31, 2012 was 23%, compared with 21% in last year’s fourth quarter.

•
During November of 2012, the dollar value of net contracts and the number of net contracts, including unconsolidated joint ventures, increased 38.1% and 18.5% respectively to $131.5 million compared with $95.2 million and to 385 homes from 325 homes in the same month last year.

•
The valuation allowance was $937.9 million as of October 31, 2012.  The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes.  For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

LIQUIDITY AND INVENTORY AS OF OCTOBER 31, 2012:

•
After spending $127.9 million during the fourth quarter of 2012 on land and land development, homebuilding cash increased $36.9 million from the third quarter to $289.0 million, as of October 31, 2012, including $30.7 million of restricted cash required to collateralize letters of credit.

•	As of October 31, 2012, the land position, including unconsolidated joint ventures, was 29,619 lots, consisting of 11,418 lots under option and 18,201 owned lots.

•
Refinanced $797 million of secured senior notes during the fourth quarter of fiscal 2012, which reduces annual cash interest payments by approximately $17 million and extends the maturity of the refinanced debt from 2016 until 2020.

•
Announced an increase of our land banking arrangement with GSO Capital Partners LP, the credit arm of The Blackstone Group, for up to an additional $125 million of total acquisition and future development costs.

COMMENTS FROM MANAGEMENT:

“We are very happy to report a pre-tax profit before debt extinguishment gains or losses for the first time in 25 quarters.  The fourth quarter marked the sixth sequential increase in our quarterly gross margin percentage, and our gross margin has improved 350 basis points over that period,” said Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.  “During fiscal 2012, we were able to generate significant operating leverage by holding our total SG&A and interest expenses at a fairly constant dollar amount, while growing our revenues by more than 30%.  As a result, our SG&A as a percentage of total sales declined to 10.0% during the fourth quarter, which by historical standards we consider a normalized level.  Furthermore, our sales growth continued with a 46% increase in dollar value of net contracts for the quarter and a 34% increase in dollar value of our backlog.”

“After the worst downturn that the homebuilding industry has ever seen, I do not think there is any question that the industry is finally in a period of modest recovery.  Building homes creates jobs for carpenters, electricians, plumbers and many other trades, as well as jobs in related industries like manufacturing appliances and home furnishings.  A sustained recovery in the homebuilding sector will help drive overall improvement in the U.S. economy and that will encourage even more consumers to buy a home,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2012 fourth quarter financial results conference call at 11:00 a.m. E.T. on Thursday, December 13, 2012.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com.  The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2011 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs, expenses associated with debt exchange offer and loss (gain) on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures.  The most directly comparable GAAP financial measure is net loss.  The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer and Loss (Gain) on Extinguishment of Debt is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Loss Before Income Taxes.  The reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer and Loss (Gain) on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2012. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

 (Financial Tables Follow)

Hovnanian Enterprises, Inc.
October 31, 2012
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Total Revenues	$487,045	$341,625	$1,485,353	$1,134,907
Costs and Expenses (a)	487,296	447,477	1,562,936	1,425,065
(Loss) Gain on Extinguishment of Debt	(87,033)	10,563	(29,066)	7,528
Gain (Loss) from Unconsolidated Joint Ventures	3,077	(2,479)	5,401	(8,958)
Loss Before Income Taxes	(84,207)	(97,768)	(101,248)	(291,588)
Income Tax Provision (Benefit)	203	580	(35,051)	(5,501)
Net Loss	$(84,410)	$(98,348)	$(66,197)	$(286,087)

Per Share Data:
Basic:
Loss Per Common Share	$(0.59)	$(0.90)	$(0.52)	$(2.85)
Weighted Average Number of Common Shares Outstanding (b)	142,249	108,740	126,350	100,444
Assuming Dilution:
Loss Per Common Share	$(0.59)	$(0.90)	$(0.52)	$(2.85)
Weighted Average Number of Common Shares Outstanding (b)	142,249	108,740	126,350	100,444

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
October 31, 2012
Reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related
Charges, Expenses Associated with the Debt Exchange Offer and
Loss (Gain) on Extinguishment of Debt to Loss Before Income Taxes
(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(84,207)	$(97,768)	$(101,248)	$(291,588)
Inventory Impairment Loss and Land Option Write-Offs	5,300	59,873	12,530	101,749
Expenses Associated with the Debt Exchange Offer	-	-	4,694	-
Unconsolidated Joint Venture Investment and Land-Related Charges	-	3,289	-	3,289
Loss (Gain) on Extinguishment of Debt	87,033	(10,563)	29,066	(7,528)
Income (Loss) Before Income Taxes Excluding Land-Related
Charges, Expenses Associated with the Debt Exchange Offer and Loss (Gain) on Extinguishment of Debt (a)	$8,126	$(45,169)	$(54,958)	$(194,078)

(a) Income (Loss) Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer, and Loss (Gain) on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
October 31, 2012
Gross Margin
(Dollars in Thousands)

	Homebuilding Gross Margin Three Months Ended October 31,		Homebuilding Gross Margin Twelve Months Ended October 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Sale of Homes	$469,275	$313,136	$1,405,580	$1,072,474
Cost of Sales, Excluding Interest (a)	383,275	264,747	1,155,643	905,253
Homebuilding Gross Margin, Excluding Interest	86,000	48,389	249,937	167,221
Homebuilding Cost of Sales Interest	14,014	15,345	48,843	57,016
Homebuilding Gross Margin, Including Interest	$71,986	$33,044	$201,094	$110,205

Gross Margin Percentage, Excluding Interest	18.3%	15.5%	17.8%	15.6%
Gross Margin Percentage, Including Interest	15.3%	10.6%	14.3%	10.3%

	Land Sales Gross Margin Three Months Ended October 31,		Land Sales Gross Margin Twelve Months Ended October 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Land Sales	$3,051	$18,529	$31,788	$26,745
Cost of Sales, Excluding Interest (a)	2,358	3,005	24,158	8,648
Land Sales Gross Margin, Excluding Interest	693	15,524	7,630	18,097
Land Sales Interest	433	15,527	5,695	17,660
Land Sales Gross Margin, Including Interest	$260	$(3)	$1,935	$437

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
October 31, 2012
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net Loss	$(84,410)	$(98,348)	$(66,197)	$(286,087)
Income Tax Provision (Benefit)	203	580	(35,051)	(5,501)
Interest Expense	39,701	53,962	152,433	171,845
EBIT (a)	(44,506)	(43,806)	51,185	(119,743)
Depreciation	1,513	2,174	6,223	9,340
Amortization of Debt Costs	905	1,041	3,713	3,978
EBITDA (b)	(42,088)	(40,591)	61,121	(106,425)
Inventory Impairment Loss and Land Option Write-offs	5,300	59,873	12,530	101,749
Expenses Associated with Debt Exchange Offer	-	-	4,694	-
Loss (Gain) on Extinguishment of Debt	87,033	(10,563)	29,066	(7,528)
Adjusted EBITDA (c)	$50,245	$8,719	$107,411	$(12,204)

Interest Incurred	$36,733	$39,225	$147,048	$156,998

Adjusted EBITDA to Interest Incurred	1.37	0.22	0.73	(0.08)

(a)  EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss.  EBIT represents earnings before interest expense and income taxes.
(b)  EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss.  EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.
(c)  Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss.  Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, expenses associated with debt exchange offer, and loss (gain) on extinguishment of debt.

Hovnanian Enterprises, Inc.
October 31, 2012
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$119,024	$136,178	$121,441	$136,288
Plus Interest Incurred	36,733	39,225	147,048	156,998
Less Interest Expensed	39,701	53,962	152,433	171,845
Interest Capitalized at End of Period (a)	$116,056	$121,441	$116,056	$121,441

(a) The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest.  However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	October 31, 2012	October 31, 2011
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$258,323	$244,356

Restricted cash	41,732	73,539

Inventories:
Sold and unsold homes and lots under development	671,851	720,149

Land and land options held for future development or sale	218,996	245,529

Consolidated inventory not owned:
Specific performance options	-	2,434
Other options	90,619	-

Total consolidated inventory not owned	90,619	2,434

Total inventories	981,466	968,112

Investments in and advances to unconsolidated joint ventures	61,083	57,826

Receivables, deposits, and notes	61,794	52,277

Property, plant, and equipment – net	48,524	53,266

Prepaid expenses and other assets	66,694	67,698

Total homebuilding	1,519,616	1,517,074

Financial services:
Cash and cash equivalents	14,909	6,384
Restricted cash	22,470	4,079
Mortgage loans held for sale	117,024	72,172
Other assets	10,231	2,471

Total financial services	164,634	85,106

Total assets	$1,684,250	$1,602,180

(1) Derived from the audited balance sheet as of October 31, 2011.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	October 31, 2012	October 31, 2011
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse land mortgages	$38,302	$26,121
Accounts payable and other liabilities	296,510	303,633
Customers’ deposits	23,846	16,670
Nonrecourse mortgages secured by operating properties	18,775	19,748
Liabilities from inventory not owned	77,791	2,434

Total homebuilding	455,224	368,606

Financial services:
Accounts payable and other liabilities	37,609	14,517
Mortgage warehouse line of credit	107,485	49,729

Total financial services	145,094	64,246

Notes payable:
Senior secured notes	977,369	786,585
Senior notes	458,736	802,862
Senior amortizing notes	23,149	-
Senior exchangeable notes	76,851	-
TEU senior subordinated amortizing notes	6,091	13,323
Accrued interest	20,199	21,331

Total notes payable	1,562,395	1,624,101

Income taxes payable	6,882	41,829

Total liabilities	2,169,595	2,098,782

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at October 31, 2012 and 2011	135,299	135,299
Common stock, Class A, $.01 par value – authorized 200,000,000 shares; issued and outstanding 130,055,304 shares at October 31, 2012 and 92,141,492 shares at October 31, 2011 (including 11,760,763 and 11,694,720 shares at October 31, 2012 and 2011, respectively, held in Treasury)	1,300	921
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 30,000,000 shares; issued and outstanding 15,350,101 shares at October 31, 2012 and 15,252,212 shares at October 31, 2011 (including 691,748 shares at October 31, 2012 and 2011 held in Treasury)	154	153
Paid in capital - common stock	668,735	591,696
Accumulated deficit	(1,175,703)	(1,109,506)
Treasury stock - at cost	(115,360)	(115,257)

Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(485,575)	(496,694)

Noncontrolling interest in consolidated joint ventures	230	92

Total equity deficit	(485,345)	(496,602)

Total liabilities and equity	$1,684,250	$1,602,180

(1) Derived from the audited balance sheet as of October 31, 2011.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2012	2011	2012	2011
Revenues:
Homebuilding:
Sale of homes	$469,275	$313,136	$1,405,580	$1,072,474
Land sales and other revenues	5,025	19,257	41,038	32,952

Total homebuilding	474,300	332,393	1,446,618	1,105,426
Financial services	12,745	9,232	38,735	29,481

Total revenues	487,045	341,625	1,485,353	1,134,907

Expenses:
Homebuilding:
Cost of sales, excluding interest	385,633	267,752	1,179,801	913,901
Cost of sales interest	14,447	30,872	54,538	74,676
Inventory impairment loss and land option write-offs	5,300	59,873	12,530	101,749

Total cost of sales	405,380	358,497	1,246,869	1,090,326

Selling, general and administrative	37,477	46,512	142,087	161,456

Total homebuilding expenses	442,857	405,009	1,388,956	1,251,782

Financial services	6,998	5,177	23,648	21,371

Corporate general and administrative	11,271	11,329	48,232	49,938

Other interest	25,254	23,090	97,895	97,169

Other operations	916	2,872	4,205	4,805

Total expenses	487,296	447,477	1,562,936	1,425,065

(Loss) gain on extinguishment of debt	(87,033)	10,563	(29,066)	7,528

Income (loss) from unconsolidated joint ventures	3,077	(2,479)	5,401	(8,958)

Loss before income taxes	(84,207)	(97,768)	(101,248)	(291,588)

State and federal income tax provision (benefit):
State	133	425	(35,328)	(3,924)
Federal	70	155	277	(1,577)

Total income taxes	203	580	(35,051)	(5,501)

Net loss	$(84,410)	$(98,348)	$(66,197)	$(286,087)

Per share data:
Basic:
Loss per common share	$(0.59)	$(0.90)	$(0.52)	$(2.85)
Weighted-average number of common shares outstanding	142,249	108,740	126,350	100,444

Assuming dilution:
Loss per common share	$(0.59)	$(0.90)	$(0.52)	$(2.85)
Weighted-average number of common shares outstanding	142,249	108,740	126,350	100,444

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

					Communities Under Development Three Months - October 31, 2012
		Net Contracts Three Months Ending October 31,			Deliveries Three Months Ending October 31,			Contract Backlog October 31,
		2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Northeast
(includes unconsolidated	Home	174	160	8.8%	202	174	16.1%	294	366	(19.7)%
joint ventures)	Dollars	$94,408	$75,093	25.7%	$100,906	$87,743	15.0%	$140,954	$163,778	(13.9)%
(NJ, PA)	Avg. Price	$542,575	$469,331	15.6%	$499,535	$504,270	(0.9%)	$479,435	$447,481	7.1%
Mid-Atlantic
(includes unconsolidated	Home	203	175	16.0%	275	141	95.0%	366	370	(1.1)%
joint ventures)	Dollars	$88,474	$68,491	29.2%	$115,262	$52,470	119.7%	$163,198	$153,953	6.0%
(DE, MD, VA, VW)	Avg. Price	$435,833	$391,377	11.4%	$419,135	$372,128	12.6%	$445,896	$416,089	7.2%
Midwest
(includes unconsolidated	Home	176	132	33.3%	215	154	39.6%	499	300	66.3%
joint ventures)	Dollars	$48,795	$31,064	57.1%	$52,299	$35,401	47.7%	$115,918	$63,317	83.1%
(IL, MN, OH)	Avg. Price	$277,244	$235,333	17.8%	$243,251	$229,877	5.8%	$232,301	$211,057	10.1%
Southeast
(includes unconsolidated	Home	197	116	69.8%	224	139	61.2%	283	168	68.5%
joint ventures)	Dollars	$54,466	$27,646	97.0%	$55,639	$34,180	62.8%	$79,340	$43,570	82.1%
(FL, GA, NC, SC)	Avg. Price	$276,477	$238,328	16.0%	$248,388	$245,899	1.0%	$280,353	$259,345	8.1%
Southwest
(includes unconsolidated	Home	511	437	16.9%	640	502	27.5%	506	331	52.9%
joint ventures)	Dollars	$153,700	$101,549	51.4%	$170,913	$126,204	35.4%	$160,840	$86,388	86.2%
(AZ, TX)	Avg. Price	$300,783	$232,378	29.4%	$267,052	$251,402	6.2%	$317,866	$260,991	21.8%
West
(includes unconsolidated	Home	182	155	17.4%	194	135	43.7%	197	128	53.9%
joint ventures)	Dollars	$73,566	$47,015	56.5%	$76,143	$40,047	90.1%	$81,973	$41,348	98.3%
(CA)	Avg. Price	$404,209	$303,323	33.3%	$392,490	$296,644	32.3%	$416,107	$323,031	28.8%
Grand Total
(includes unconsolidated	Home	1,443	1,175	22.8%	1,750	1,245	40.6%	2,145	1,663	29.0%
joint ventures)	Dollars	$513,409	$350,858	46.3%	$571,162	$376,045	51.9%	$742,223	$552,354	34.4%
	Avg. Price	$355,793	$298,603	19.2%	$326,378	$302,044	8.1%	$346,025	$332,143	4.2%
Consolidated Total
(excludes unconsolidated	Home	1,289	1,016	26.9%	1,532	1,095	39.9%	1,889	1,387	36.2%
joint ventures)	Dollars	$440,865	$278,423	58.3%	$469,275	$313,136	49.9%	$632,318	$440,200	43.6%
	Avg. Price	$342,021	$274,038	24.8%	$306,315	$285,969	7.1%	$334,737	$317,376	5.5%
Unconsolidated
Joint Ventures	Home	154	159	(3.1)%	218	150	45.3%	256	276	(7.2)%
	Dollars	$72,544	$72,435	0.2%	$101,887	$62,909	62.0%	$109,905	$112,154	(2.0)%
	Avg. Price	$471,065	$455,566	3.4%	$467,372	$419,393	11.4%	$429,316	$406,355	5.7%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

					Communities Under Development Twelve Months - October 31, 2012
		Net Contracts Twelve Months Ending October 31,			Deliveries Twelve Months Ending October 31,			Contract Backlog October 31,
		2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Northeast
(includes unconsolidated	Home	646	628	2.9%	718	573	25.3%	294	366	(19.7)%
joint ventures)	Dollars	$333,788	$286,690	16.4%	$356,611	$276,012	29.2%	$140,954	$163,778	(13.9)%
(NJ, PA)	Avg. Price	$516,700	$456,513	13.2%	$496,673	$481,696	3.1%	$479,435	$447,481	7.1%
Mid-Atlantic
(includes unconsolidated	Home	828	654	26.6%	832	546	52.4%	366	370	(1.1)%
joint ventures)	Dollars	$352,048	$252,982	39.2%	$342,802	$205,584	66.7%	$163,198	$153,953	6.0%
(DE, MD, VA, WV)	Avg. Price	$425,179	$386,823	9.9%	$412,022	$376,527	9.4%	$445,896	$416,089	7.2%
Midwest
(includes unconsolidated	Home	814	493	65.1%	615	479	28.4%	499	300	66.3%
joint ventures)	Dollars	$197,040	$109,896	79.3%	$144,439	$103,017	40.2%	$115,918	$63,317	83.1%
(IL, MN, OH)	Avg. Price	$242,064	$222,913	8.6%	$234,860	$215,067	9.2%	$232,301	$211,057	10.1%
Southeast
(includes unconsolidated	Home	681	450	51.3%	566	370	53.0%	283	168	68.5%
joint ventures)	Dollars	$176,735	$109,459	61.5%	$140,965	$89,724	57.1%	$79,340	$43,570	82.1%
(FL, GA, NC, SC)	Avg. Price	$259,523	$243,242	6.7%	$249,055	$242,497	2.7%	$280,353	$259,345	8.1%
Southwest
(includes unconsolidated	Home	2,178	1,720	26.6%	2,003	1,726	16.0%	506	331	52.9%
joint ventures)	Dollars	$590,208	$404,715	45.8%	$515,757	$418,631	23.2%	$160,840	$86,388	86.2%
(AZ, TX)	Avg. Price	$270,986	$235,299	15.2%	$257,492	$242,544	6.2%	$317,866	$260,991	21.8%
West
(includes unconsolidated	Home	691	543	27.3%	622	522	19.2%	197	128	53.9%
joint ventures)	Dollars	$266,288	$167,860	58.6%	$225,663	$151,849	48.6%	$81,973	$41,348	98.3%
(CA)	Avg. Price	$385,366	$309,134	24.7%	$362,802	$290,898	24.7%	$416,107	$323,031	28.8%
Grand Total
(includes unconsolidated	Home	5,838	4,488	30.1%	5,356	4,216	27.0%	2,145	1,663	29.0%
joint ventures)	Dollars	$1,916,107	$1,331,602	43.9%	$1,726,237	$1,244,817	38.7%	$742,223	$552,354	34.4%
	Avg. Price	$328,213	$296,703	10.6%	$322,300	$295,260	9.2%	$346,025	$332,143	4.2%
Consolidated Total
(excludes unconsolidated	Home	5,137	4,023	27.7%	4,676	3,832	22.0%	1,889	1,387	36.2%
joint ventures)	Dollars	$1,597,698	$1,129,785	41.4%	$1,405,580	$1,072,474	31.1%	$632,318	$440,200	43.6%
	Avg. Price	$311,018	$280,831	10.7%	$300,595	$279,873	7.4%	$334,737	$317,376	5.5%
Unconsolidated
Joint Ventures	Home	701	465	50.8%	680	384	77.1%	256	276	(7.2)%
	Dollars	$318,409	$201,817	57.8%	$320,657	$172,343	86.1%	$109,905	$112,154	(2.0)%
	Avg. Price	$454,221	$434,015	4.7%	$471,554	$448,810	5.1%	$429,316	$406,355	5.7%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.